UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2009

Savient Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15313	13-3033811

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Tower Center East Brunswick, NJ	08816

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 732-418-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 7, 2009, Savient Pharmaceuticals, Inc. (the “Company”) announced its intention to commence, subject to market and other conditions, an underwritten public offering of 4,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Offering”). The Company also intends to grant the underwriters a 30-day option to purchase up to an aggregate of 600,000 shares of common stock to cover over-allotments, if any. The Offering is being made pursuant to a shelf registration statement that the Company filed with the Securities and Exchange Commission on September 24, 2007 and that became effective on October 10, 2007 (Registration No. 333-146257). All of the shares in the Offering are to be sold by the Company. J.P. Morgan Securities Inc. is acting as sole book-running manager of the Offering. Wedbush PacGrow Life Sciences is also acting as a lead manager of the Offering.

The Company’s press release dated October 7, 2009 announcing the Offering is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The Company is also filing this Current Report on Form 8-K for the purpose of filing the Company’s Certificate of Incorporation, as amended, as Exhibit 3.1 hereto and updating its risk factors, which are filed as Exhibit 99.2 to this Current Report and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Incorporation of the Company, as amended, filed as Exhibit 3.1 to the Company’s Form S-3 (Registration No. 333-146257) filed on September 24, 2007, is incorporated herein by reference.
99.1	Press Release of the Company dated October 7, 2009.
99.2	Risk Factors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Savient Pharmaceuticals, Inc.
Date: October 8, 2009
	By:	/s/ Philip K. Yachmetz
Philip K. Yachmetz SVP, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Incorporation of the Company, as amended, filed as Exhibit 3.1 to the Company’s Form S-3 (Registration No. 333-146257) filed on September 24, 2007, is incorporated herein by reference.
99.1	Press Release of the Company dated October 7, 2009.
99.2	Risk Factors of the Company.